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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Energy Fuels Inc.

We consent to the incorporation by reference in the Registration Statements (No. 333-210782, No. 333-228158, and No. 333-226878) on Form S-3 and Registration Statements (No. 333-217098, 333-205182, 333-194900, and No. 333-226654) on Form S-8 of Energy Fuels Inc. of our report dated March 8, 2017, with respect to the consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the year ended December 31, 2016, which report appears in the December 31, 2018 Annual Report on Form 10-K of Energy Fuels Inc.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
March 11, 2019
Toronto, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.

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